                                                                    Exhibit 99.3

MILBERG WEISS BERSHAD
  HYNES & LERACH LLP
WILLIAM S. LERACH (68581)
DARREN J. ROBBINS (168593)
RANDALL J. BARON (150796)
401 B Street, Suite 1700
San Diego, CA  92101
Telephone:  619/231-1058
619/231-7423 (fax)

SCHIFFRIN & BARROWAY, LLP
MARC A. TOPAZ
GREGORY M. CASTALDO
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA  19004
Telephone:  610/667-7706
610/667-7056 (fax)

Attorneys for Plaintiff




                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                              COUNTY OF SANTA CLARA

JUDY COSMI, Individually and on behalf of all  |    Case No. CV805751
others similarly situated,                     |
                                               |
                             Plaintiff,        |
                                               |
                  vs.                          |
                                               |    CLASS ACTION
                                               |
MICHAEL J. BOSKIN, JEFFREY M. HENDREN, MICHAEL |
SEEDMAN, HIRONORI AIHARA, PETER O. CRISP, AMIR |    COMPLAINT FOR BREACH OF
ZOUFONOUN, TIMOTHY C. COLLINS, STANLEY S.      |    FIDUCIARY DUTY
SHUMAN, JONATHAN N. ZAKIN and DOES 1-25,       |
inclusive,                                     |
                                               |
                             Defendants.       |
                                               |
---------------------------------------------- |

        Plaintiff, by her attorneys, makes the following allegations upon information and belief, except as to those allegations specifically pertaining to plaintiff and her counsel or which are predicated upon, inter alia, a review of public filings made with the Securities and Exchange Commission ("SEC"), press releases and reports, and an investigation undertaken by plaintiff's counsel.

                              SUMMARY OF THE ACTION

        1. This is a shareholder class action on behalf of the public stockholders of Western Multiplex Corporation ("WMUX" or the "Company") arising out of the improper and unlawful conduct of the Company's directors in connection with the sale of WMUX. As described herein, plaintiff contends that WMUX's directors have breached their fiduciary duties owed to the Company's shareholders by, among other things (1) adopting and approving onerous provisions in a merger agreement with Proxim, Inc. ("Proxim"), which have the effect of denying plaintiff and the other public shareholders of WMUX the greatest value for their shares; and (2) favoring their own interests over the interests and to the detriment of the Company's public shareholders.

        2. On or about January 16, 2002, the Company's directors entered into a merger agreement with Proxim (the "Proxim Merger Agreement") pursuant to which Proxim and WMUX are to combine through a "merger of equals." Under the terms of the Proxim Merger Agreement, WMUX shareholders will receive 1 share of the combined entity's stock for each share held, while Proxim shareholders will receive the equivalent of 1.8896 shares of WMUX common stock per each Proxim share. Thus, the merger with Proxim (the "Proxim Merger") fails to provide WMUX shareholders with any premium for their shares.

        3. The Proxim Merger Agreement provides WMUX insiders with substantial benefits. For example, defendant Jonathan N. Zakin, the Company's Chairman and Chief Executive Officer, will assume the same prestigious positions with the combined entity. In addition, Zakin will have 900,000 unvested options in WMUX common stock immediately vest and become fully exercisable. Three of WMUX's existing directors will also continue as directors of the combined entity.

        4. The Proxim Merger Agreement is also designed to discourage competing bids for WMUX. The Proxim Merger Agreement provides that WMUX must pay Proxim a termination fee of $9.5 million if the Company terminates the Proxim Merger Agreement to enter into a transaction which provides WMUX shareholders with superior consideration. This "termination fee" of $9.5 million is egregious and unlawful. The $9.5 termination fee represents over 7% of the Company's market capitalization. A termination fee of such magnitude is disproportional and unlawful as it makes it extremely undesirable and difficult for third parties to stand on equal footing with Proxim.

        5. Notwithstanding the unreasonable termination fee, on or about February 28, 2002, DMC Stratex Networks, Inc. ("DMC") made an unsolicited proposal to acquire WMUX for DMC common stock. Under the terms of the proposal, WMUX shareholders would receive 0.5215 shares of DMC common stock for each WMUX share held. As of February 27, 2002, DMC's offer valued WMUX shares at approximately $2.86 per share, while the Proxim Merger Agreement valued WMUX shares at only $2.11 per share.

        6. WMUX's directors have not determined that the proposal from DMC is a superior offer. Even if the Company's directors ultimately decide to abandon the Proxim Merger Agreement for a combination with DMC, the Proxim Merger Agreement will cause DMC to have to pay the $9.5 million termination fee to Proxim, money that rightfully belongs to the Company's shareholders.

        7. Absent judicial intervention, defendants will continue to breach their fiduciary duties owed to WMUX's shareholders. Thus, this action seeks to
(1) enjoin the termination fee provisions in the Proxim Merger Agreement; and
(2) enjoin the consummation of the Proxim Merger until defendants take reasonable steps to maximize shareholder value.

                             JURISDICTION AND VENUE

        8. This Court has jurisdiction over each of the defendants because they conduct business in, reside in and/or are citizens of, California. Certain of the defendants, including defendants Boskin, Zoufonoun and Zakin, are citizens of California. The amount in controversy of plaintiff's claim exclusive of interest and costs is less than $75,000 as this action seeks equitable relief only. This action is not removable. Venue is proper in this Court because defendants' wrongful acts arose in and emanated from this county.

        9. This Court has jurisdiction over the cause of action asserted herein pursuant to Cal. Const. Art. VI, Section 10, because this case is a cause not granted by statute to other trial courts.

                           PARTIES AND OTHER ENTITIES

        10. Plaintiff Judy Cosmi is the owner of common stock of WMUX and has been the owners of such shares continuously since prior to the wrongs complained of herein.

        11. WMUX is a corporation duly existing and organized under the laws of the State of Delaware with its principal executive offices located at 1196 Borregas Avenue, Sunnyvale, California. WMUX provides broadband, or high-speed, wireless access systems that enable service providers, businesses and other enterprises to deliver data, voice and video services. The Company's common stock trades on the NASDAQ National Market System under the symbol "WMUX."

        12. Defendant Jonathan N. Zakin ("Zakin") is and at all times relevant hereto has been Chief Executive Officer and Chairman of the Board of WMUX. Zakin is also President of Leeward Technology Partners, an affiliate of Ripplewood Holdings, L.L.C. ("Ripplewood"), the Company's controlling shareholder.

        13. Defendant Amir Zoufonoun ("Zoufonoun") is and at all times relevant hereto has been President, Chief Operating Officer, and a director of WMUX.

        14. Defendant Jeffrey M. Hendren ("Hendren") is and at all times relevant hereto has been a director of WMUX. Hendren also serves as a Managing Director of Ripplewood.

        15. Defendant Timothy C. Collins ("Collins") is and at all times relevant hereto has been a director of WMUX. Collins also serves as the Chief Executive Officer of Ripplewood.

        16. Defendants Michael J. Boskin, Michael Seedman, Hironori Aihara, Peter O. Crisp, and Stanley S. Shuman are and at all relevant times have been directors of WMUX.

        17. The true names and capacities of defendants sued herein under California Code of Civil Procedure Section 474 as Does 1-25, inclusive, are presently not known to plaintiff, who therefore sues these defendants by such fictitious names. Plaintiff will seek to amend this Complaint and include these Doe defendants' true names and capacities when they are ascertained. Each of the fictitiously named defendants is responsible in some manner for the conduct alleged herein and for the injuries suffered by the Class.

        18. By reason of the above defendants' positions with the Company as officers and/or directors, said individuals are in a fiduciary relationship with plaintiff and the other public stockholders of WMUX, and owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                            CLASS ACTION ALLEGATIONS

        19. Plaintiff brings this action on her own behalf and as a class action, pursuant to Section 382 of the California Code of Civil Procedure on behalf of herself and holders of WMUX common stock (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

        20. This action is properly maintainable as a class action.

        21. The Class is so numerous that joinder of all members is impracticable. As of March 4, 2002, there were approximately 59.3 million shares of WMUX common stock outstanding.

        22. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class members, including the following:

               (a) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class; and

               (b) whether the Class is entitled to injunctive relief as a result of the wrongful conduct committed by defendants.

        23. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other numbers of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

        24. Plaintiff anticipates that there will be no difficulty in the management of this litigation.

        25. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

                             SUBSTANTIVE ALLEGATIONS

        26. WMUX is a corporation duly existing and organized under the laws of the State of Delaware with its principal executive offices located in Sunnyvale, California. WMUX purports to be a leader in broadband fixed-wireless communication systems used by leading Internet service providers, telecommunications carriers, and corporations nationwide.

        27. During 2001, the market price of WMUX common stock slowly eroded. Notwithstanding the fact that WMUX was at or near an all time low in January of 2002, defendants announced that the Company had agreed to combine with Proxim in a so-called "merger of equals." The terms of the Proxim Merger do not provide any premium to WMUX shareholders. Indeed, WMUX shareholders will receive one share of common stock in the combined entity for each share of WMUX common stock held.

        28. The Proxim Merger Agreement does, however, provide meaningful benefits to WMUX insiders, specifically defendant Zakin. Pursuant to the Proxim Merger Agreement, Zakin will become Chief Executive Officer and Chairman of the combined entity. In addition to assuming these prestigious positions, Zakin will benefit through the immediate vesting of approximately 900,000 unvested options in WMUX common stock. In other words, Zakin will be permitted to have his cake and eat it too.

        29. Moreover, the Proxim Merger Agreement contains a "lockup" provision which purports to require WMUX to pay a "termination fee" of $9.5 million to Proxim if WMUX decides to pursue a better deal for the Company's shareholders. The $9.5 million termination fee represents over 7% of the price that WMUX is being valued at in the Proxim Merger. Such a percentage is well outside the range of reasonable percentages for a transaction the size of the Proxim Merger.

        30. Realistically, the $9.5 million termination fee under the terms of the Proxim Merger Agreement would have to be paid by a third-party acquirer if WMUX abandons the Proxim transaction for a superior bid. Thus, a third-party bidder will likely reduce the amount it is willing to pay WMUX shareholders per share in order to pay the $9.5 million termination fee.

        31. Notwithstanding the onerous termination fee, on February 28, 2002, DMC announced an unsolicited proposal to acquire WMUX in exchange for DMC common stock. The DMC acquisition proposal provides that WMUX shareholders will receive
0.5215 shares of DMC common stock for each share of Company common stock held. Based upon closing market prices on February 27, 2002, the DMC offer values WMUX shares at approximately $2.86 per share. As of the same date, the terms of the Proxim Merger Agreement valued WMUX shares at only $2.11 per share.

        32. Notwithstanding its greater per share value, as of the date of this complaint, the WMUX Board has not determined that the DMC offer is a superior offer for WMUX shareholders. Importantly, DMC has not indicated that there will be any continuing role for defendant Zakin if DMC successfully acquires WMUX.

                                 CAUSE OF ACTION

                 BREACH OF FIDUCIARY DUTY AGAINST ALL DEFENDANTS

        33. Plaintiff repeats and realleges each and every paragraph above as if fully set forth herein.

        34. The defendants were and are under a duty:

               (a) to act in the interests of the equity owners;

               (b) to maximize shareholder value;

               (c) to undertake an appropriate evaluation of the Company's net worth as a merger/acquisition candidate; and

               (d) to act in accordance with their fundamental duties of due care and loyalty.

        35. As described above, the defendants have hastily entered into the Proxim Merger Agreement which contains a wholly disproportionate and unreasonable $9.5 million termination fee and provides a sweetheart deal for defendant Zakin. Although DMC subsequently has proposed to acquire WMUX for greater consideration than provided for in the Proxim Merger Agreement, DMC would logically be willing to pay WMUX shareholders more per share absent the improper and unlawful termination fee.

        36. Even if DMC is successful in acquiring the Company, a significant portion of the $9.5 million termination fee which DMC must pay rightfully belongs to WMUX's shareholders.

        37. By the acts, transactions and courses of conduct alleged herein, defendants, individually and as part of a common plan and scheme or in breach of their fiduciary duties to plaintiff and the other members of the Class, are attempting unfairly to deprive plaintiff and other members of the Class of the true value of their investment in WMUX.

        38. By reason of the foregoing acts, practices and course of conduct, defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other WMUX public stockholders.

        39. As a result of the actions of defendants, plaintiff and the other members of the Class will be prevented from obtaining appropriate consideration for their shares of WMUX common stock.

        40. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties and prevent the Class from receiving its fair share of WMUX's valuable assets and businesses.

        41. Plaintiff and the Class have no adequate remedy at law.

                                PRAYER FOR RELIEF

        WHEREFORE, plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, in her favor and in favor of the Class and against defendants as follows:

        A. Declaring that this action is properly maintainable as a class action;

        B. Enjoining the provisions of the Proxim Merger Agreement which provide for a termination fee of $9.5 million as onerous and unlawful;

        C. Enjoining consummation of the Proxim Merger until defendants fully and fairly consider the best interests of the Company's shareholders;

        D. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and

        E. Granting such other and further relief as this Court may deem just and proper.

DATED:  March 4, 2002

                                        MILBERG WEISS BERSHAD
                                          HYNES & LERACH LLP
                                        WILLIAM S. LERACH
                                        DARREN J. ROBBINS
                                        RANDALL J. BARON



                                        /s/ DARREN J. ROBBINS
                                        ---------------------------------------
                                        DARREN J. ROBBINS
                                        401 B Street, Suite 1700
                                        San Diego, CA  92101
                                        Telephone:  619/231-1058
                                        619/231-7423 (fax)

                                        SCHIFFRIN & BARROWAY, LLP
                                        MARC A. TOPAZ
                                        GREGORY M. CASTALDO
                                        Three Bala Plaza East, Suite 400
                                        Bala Cynwyd, PA  19004
                                        Telephone:  610/667-7706
                                        610/667-7056  (fax)

                                        Attorneys for Plaintiff